Exhibit 8.1

[Letterhead of Chapman and Cutler LLP]

April 20, 2012

Fixed Income Client Solutions LLC
214 N. Tryon Street
Suite 2636
Charlotte, North Carolina  28202

Re:	Fixed Income Client Solutions LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Fixed Income Client Solutions LLC, a Delaware limited liability company (the “Registrant”) with respect to certain federal income tax aspects in connection with the preparation of the registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) relating to the issuance from time to time in one or more series (each, a “Series”) of trust certificates (the “Securities”) that are registered on such Registration Statement.  The Registration Statement is to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Registrant (each, a “Trust”) under and pursuant to the conditions of a trust agreement, as supplemented by a trust supplement relating to such Series, each to be identified in the prospectus supplement for such Series of Securities, a form of which has been included as part of the Registration Statement.

Subject to the limitations described below, we are of the opinions that (a) assuming that the underlying securities are debt for federal income tax purposes, although the matter is not free from doubt, the trust will be a grantor trust or a partnership for federal income tax purposes and (b) the trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation for federal income tax purposes.  As a result, the trust will not be subject to federal income tax.

The opinion expressed in this letter is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis).  No ruling from the Internal Revenue Service has been or will be sought on any issues that are the subject of this letter. The descriptions of federal income tax consequences and opinions does not relate to any

Fixed Income Client Solutions LLC
April 20, 2012

transaction which requires modification of such description and opinions in the context of such transaction.  As more fully described in the previously-referenced discussions in the Prospectus Supplement and Prospectus and in the immediately succeeding paragraph, there can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change. Although our opinion expressed in this letter represents our best judgment as to such matters, our opinion has no binding effect on the Internal Revenue Service or the courts.

This opinion letter is based on the facts and circumstances set forth in the Prospectus, the Prospectus Supplement and in the other documents reviewed by us.  Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.  As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the use of our name wherever appearing in the Registration Statement, and the Prospectus and the Prospectus Supplement contained therein.  In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.  We disclaim any obligation to update this opinion letter for events occurring or information coming to our attention after the date hereof.

Very truly yours,

/s/ Chapman and Cutler LLP

Chapman and Cutler LLP